Exhibit 10.2

AgriVest America, Inc.

8% Convertible Note

Issuance Date: ___________, 2015	Principal Amount: U.S. $[_________]

FOR VALUE RECEIVED, AgriVest America, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [____________] or its registered assigns (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on the outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, prepayment or otherwise (in each case in accordance with the terms hereof).

1.            PREPAYMENT. The Company may, at any time prior to the Maturity Date, prepay this Note in full, and in part, including all unpaid and accrued Interest thereon.

2.            INTEREST RATE. Interest on this Note shall accrue at a rate equal to the Interest Rate (as defined below). Interest due on this Note shall be computed on the basis of a three hundred sixty-five (365)-day year.

3.            CONVERSION OF NOTES.

(a)           On and after August 16, 2016, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), at a price per share of Common Stock equal to the Conversion Price (as defined below), on the terms and conditions set forth in this Section 3.

(b)           Mechanics of Conversion.

(i)            Conversion; Issuance of Shares. To convert this Note into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise) a copy of a properly and fully-completed and executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the second Business Day following the date of receipt of such Conversion Notice, the Company shall transmit by facsimile or email (by attachment in PDF format) an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date of receipt of a Conversion Notice, the Company shall instruct the Transfer Agent to issue and deliver (via reputable overnight courier) to the Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, with the following legend if required by applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii)            No Fractional Shares; Transfer Taxes. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

4.            RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to convert this Note in strict compliance with Section 3;

(ii)           the Company’s failure to perform or observe any covenant or agreement set forth in this Note in any material respect or its failure to pay to the Holder any amount of Principal or Interest when and as due under this Note, but only if such failure remains uncured for a period of at least five (5) days;

(iii)          other than as specifically set forth in another clause of this Section 4(a), the Company breaches any material representation, warranty, covenant or other term or condition of this Note, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of thirty (30) days after actual knowledge of the Company of such breach;

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(iv)          liquidation proceedings shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) days of their initiation;

(v)           bankruptcy, insolvency, reorganization or other proceedings for the relief of debtors shall be instituted against the Company and shall not be dismissed within sixty (60) days of their initiation;

(vi)          the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action;

(vii)         the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(viii)        a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

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(ix)          the Company fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder.

(b)          Notice of an Event of Default. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, by notice to the Company, declare this Note to be forthwith due and payable, whereupon the Principal and all accrued and unpaid Interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. No course of dealing on the part of the Holder nor any delay or failure on the part of the Holder to exercise any right shall operate as waiver of such right or otherwise prejudice such Holder’s rights, power and remedies.

5.            ADJUSTMENT OF CONVERSION PRICE.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)          Other Events. In the event that the Company shall take any action to which the provisions of Section 5(a) are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5(b) will increase the Conversion Price as otherwise determined pursuant to this Section 5, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

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6.            NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, so long as any of this Note remains outstanding, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, including without limitation complying with Section 7(b) hereof.

7.            RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares Common Stock, solely for the purpose of effecting the conversion of this Note, no less than one hundred ten percent (110%) of the maximum number of shares issuable on conversion of this Note (the “Required Reserve Amount”).

(b)          Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action within its power necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount, including without limitation using its best efforts to secure necessary Board of Directors and stockholder approvals, as further described below, to appropriately amend the Company’s Certificate of Incorporation to provide for such increase. Without limiting the generality of the foregoing sentence, if not earlier approved by written consent of the stockholders, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; in connection with any such meeting, the Company shall provide each stockholders with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

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8.            COVENANTS. Until all of this Note has been converted or otherwise satisfied in accordance with its terms:

(a)          No Impairment. The Company shall not enter into any agreement that would impair, interfere with or conflict with the Company’s obligations hereunder.

(b)          Assets of Company. The Company shall not sell, lease, transfer or otherwise dispose of (including, without limitation, through licensing or partnering arrangements) any material assets of the Company, other than in the ordinary course of business.

(c)          From and after the Issuance Date, the Company shall not, without the prior written consent of the Holder, issue more than an aggregate of 17,916,000 shares of Common Stock (subject to adjustment for stock splits, stock combinations and the like), or shares of Common Stock and notes, warrants, options or other securities convertible, exercisable or exchangeable for shares of Common Stock in excess of 17, 916,000 shares (subject to adjustment for stock splits, stock combinations and the like), until the closing sale price of Common Stock on a national stock exchange or in the over the counter markets has equaled or exceeded one dollar ($1.00) per share for at least thirty (30) consecutive trading days.  The covenant and agreement of the Company in this Section 8(c) shall survive the payment in full or conversion of this Note.

9.            DISTRIBUTION PARTICIPATION. In addition to any adjustments pursuant to Section 5, if while this Note remains outstanding, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, upon conversion of this Note entirely into Common Stock pursuant to Section 3, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein as if the Holder had held, as of immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution, the number of shares of Common Stock held immediately after such conversion.

10.           REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 10(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 10(d)) to the Holder representing the outstanding Principal not being transferred.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 10(d)) representing the outstanding Principal.

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(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 10(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a) or Section 10(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal of this Note, from the Issuance Date.

11.          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, the Holder shall not be entitled to any duplication or multiplication of damages. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

12.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement of the debt evidenced hereby or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

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13.          CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

14.          FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.          PAYMENTS. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

16.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

17.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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18.          CERTAIN DEFINITIONS. For purposes of this Note and the Conversion Notice in Exhibit I, the following terms shall have the following meanings:

(a)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)           “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(c)           “Conversion Amount” means the sum of the outstanding and unpaid Principal plus all accrued and unpaid Interest thereon plus, if any, other unpaid amounts due under this Note.

(d)           “Conversion Price” means a price equal to seventy-five percent (75%) of the closing sale price, or the last bid price if the closing sale price of the Common Stock cannot be determined, on a national stock exchange or in the over-the-counter market on the trading day immediately prior to the Conversion Date.

(e)           “Interest Rate” means (i) eight percent (8%) per annum if the Principal of and all accrued Interest on this Note is paid in full on or prior to May 15, 2016, (ii) eighteen percent (18%) per annum if the Principal of and all accrued Interest on this Note is paid in full on and after May 15, 2016 and on or prior to August 15, 2016, and (iii) twenty-eight percent (28%) per annum if the Principal of and all accrued Interest on this Note is paid in full after August 15, 2016; provided, however, that in no event shall this Note accrue Interest at a rate in excess of the maximum rate permitted by applicable law.

(f)           “Maturity Date” shall mean August 15, 2016.

(g)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

19.          MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AgriVest America, Inc.,
a Delaware corporation

By:
Michael Campbell
President and Chief Executive Officer

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EXHIBIT I

AGRIVEST AMERICA, INC.
CONVERSION NOTICE

Reference is made to the Senior Subordinated Convertible Note (the “Note”) issued to the undersigned by AgriVest America, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

AgriVest America, Inc.

By:
Name:
Title: